SUPPLEMENTAL INDENTURE NO. 7

                                 by and between

                              HRPT PROPERTIES TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                               as of June 17, 1999




             SUPPLEMENTAL TO THE INDENTURE DATED AS OF JULY 9, 1997




                      ------------------------------------





                              HRPT PROPERTIES TRUST
                  8-3/8 % Monthly Income Senior Notes due 2011

     This SUPPLEMENTAL INDENTURE NO. 7 (this "Supplemental Indenture") made and entered into as of June 17, 1999 between HRPT PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                WITNESSETH THAT:

     WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of July 9, 1997 (the "Indenture"), relating to the Company's issuance, from time to time, of various series of debt securities; and

     WHEREAS, the Company has determined to issue debt securities known as its 8-3/8% Monthly Income Senior Notes due 2011; and

     WHEREAS, the Indenture provides that certain terms and conditions for each series of debt securities issued by the Company thereunder may be set forth in an indenture supplemental to the Indenture;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                                    ARTICLE 1

                                  DEFINED TERMS

     Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Indenture:

     "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office of the Trustee is located, are required or authorized to close.

     "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

     "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries,
(ii) provision for taxes of the Company and its Subsidiaries based on income,
(iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

     "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through
(iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the Stated Maturity of the Notes.

     "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

     "Notes" means the Company's 8-3/8% Monthly Income Senior Notes due 2011, issued under this Supplemental Indenture and the Indenture, as amended or supplemented from time to time.

     "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

      "Subsidiary" means any corporation or other entity of which a majority of
(i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition,

"voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

     "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unsecured Debt" means Debt which is not secured by any of the properties of the Company or any Subsidiary.


                                    ARTICLE 2

                               TERMS OF THE NOTES

     Section 2.1 Pursuant to Section 301 of the Indenture, the Notes shall have the following terms and conditions:

     (a) Title; Aggregate Principal Amount; Form of Notes. The Notes shall be Registered Securities under the Indenture and shall be known as the Company's "8-3/8% Monthly Income Senior Notes due 2011." The Notes will be limited to an aggregate principal amount of $74,750,000, subject to the right of the Company to reopen such series for issuances of additional securities of such series and except as provided in this Section and in Section 306 of the Indenture. The Notes (together with the Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and made a part of this Supplemental Indenture.

     The Notes will be issued in the form of one or more registered global securities without coupons ("Global Notes") that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the individual Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture or this Supplemental Indenture.

     If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue individual Notes in exchange for the Global Note or Global Notes representing the Notes. Individual Notes so issued will be issued in denominations of $1,000 and integral multiples thereof.

     (b) Interest and Interest Rate. The Notes will bear interest at a rate of 8-3/8% per annum, from June 17, 1999 (or, in the case of Notes issued upon the reopening of this series of Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable monthly in arrears on the 15th of each month, commencing July 15, 1999 (each of which shall be an "Interest Payment Date"), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the 1st of each month (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date").

     (c) Principal Repayment; Currency. The Stated Maturity of the Notes is June 15, 2011, provided, however, the Notes may be earlier redeemed at the option of the Company as provided in paragraph (d) below. The principal of each Note payable on its maturity date shall be paid against presentation and surrender thereof at the Corporate Trust Office of the Trustee, located initially at Two International Place, Boston, Massachusetts 02110, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts. The Company will not pay Additional Amounts (as defined in the Indenture) on the Notes.

     (d) Redemption at the Option of the Company; Acceleration. The Notes may not be redeemed prior to June 15, 2003. From and after June 15, 2003, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed at its address appearing in the Security Register, at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the applicable Redemption Date. Upon the acceleration of the Notes in accordance with Section 502 of the Indenture, the principal amount of the Notes, plus accrued and unpaid interest thereon shall become due and payable immediately.

     (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02458, Attention: President; notices to the Trustee shall be directed to it at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Re: HRPT Properties Trust 8 % Monthly Income Senior Notes due 2011; or as to either party, at such other address as shall be designated by such party in a written notice to the other party.

     (f) Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

      PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     (g) Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Fourteen of the Indenture will apply to the Notes.

                                    ARTICLE 3

                              ADDITIONAL COVENANTS

     Section 3.1 In addition to the covenants of the Company set forth in Article Ten of the Indenture, for the benefit of the holders of the Notes:

     (a) Limitations on Incurrence of Debt.

          (i) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum ("Adjusted Total Assets") of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K, or the Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

          (ii) In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

      (iii) In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

     (b) Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

                                    ARTICLE 4

                          ADDITIONAL EVENTS OF DEFAULT

     For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 501 of the Indenture, it shall also constitute an "Event of Default" if a default under any bond, debenture, note or other evidence of indebtedness of the Company (including a default with respect to any other series of securities), or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of ten days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

                                    ARTICLE 5

                                  EFFECTIVENESS

     This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

                                    ARTICLE 6

                                  MISCELLANEOUS

     Section 6.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

     Section 6.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

     Section 6.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Section 6.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.





                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                       HRPT PROPERTIES TRUST



                                       By:___________________________
                                             David J. Hegarty
                                             President


                                       STATE STREET BANK AND TRUST COMPANY,
                                             as Trustee


                                       By:___________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                                  FORM OF NOTE

                                 (Face of Note)

                   8-3/8% Monthly Income Senior Note due 2011
No.                                                                  $__________

                              HRPT PROPERTIES TRUST

promises to pay to ______________________________________ or registered assigns, the principal sum of _____________________________________ on June 15, 2011.

              Interest Payment Dates: the 15th of each month.
              Record Dates: the 1st of each month.

CUSIP No.:    40426W AJ 0

                                            HRPT PROPERTIES TRUST



Attest:____________________________         By:____________________________


[SEAL]






CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY, as Trustee


By:_______________________________
       Authorized Officer

                                 (Back of Note)

                              HRPT PROPERTIES TRUST

                   8-3/8% Monthly Income Senior Note due 2011

     Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. Interest. HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

     The Company shall pay in cash interest on the principal amount of this Note at the rate per annum of 8-3/8%. The Company will pay interest monthly in arrears on the 15th of each month, commencing on July 15, 1999 or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding 1st of each month (whether or not a Business Day).

     Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 1999.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3. Indenture. The Company issued the Notes under an Indenture, dated as of July 9, 1997, and a Supplemental Indenture No. 7 thereto, dated as of June 17, 1999 (collectively, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company limited to $74,750,000 in aggregate principal amount, except as otherwise provided in the Indenture.

     4. Optional Redemption. The Notes may not be redeemed prior to June 15, 2003. From and after June 15, 2003, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the applicable Redemption Date.

     5. Mandatory Redemption. The Company shall not be required to make sinking fund or redemption payments with respect to the Notes.

     6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes, or during the period between a record date and the corresponding Interest Payment Date.

     8. Defaults and Remedies. In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions provided in the Indenture.

     9. Actions of Holders. The Indenture contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions as provided in the Indenture, on behalf of the holders of all such Notes at a meeting duly called and held as provided in the Indenture, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in the Indenture to be made, given or taken by the holders of the Notes, including without limitation, waiving (a) compliance by the Company with certain provisions of the Indenture, and (b) certain past defaults under the Indenture and their consequences. Any resolution passed or decision taken at any meeting of the holders of the Notes in accordance with the provisions of the Indenture shall be conclusive and binding upon such holders and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof

     10. Persons Deemed Owners. The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security Register as its absolute owner for all purposes.

     11. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     12. Governing Law. THE INTERNAL LAW OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

     13. No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR

PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE

ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           HRPT Properties Trust
                           400 Centre Street
                           Newton, MA 02458
                           Telecopier No.:  (617) 332-2261
                           Attention: President

or such other address as the Company may specify pursuant to the Indenture.


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


                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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              (Print or type assignee's name, address and zip code)


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                  (Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:  _______________

                                                          Your Signature:_____________________________________________
                                                          (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:                                      ____________________________________________________________
                                                          (The signature must be guaranteed by an officer of a
                                                          participant in a recognized signature guarantee
                                                          program.  Notarized or witnessed signatures are not
                                                          acceptable.)


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